Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-284105) of Capstone Holding Corp. of our report dated April 15, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ GBQ Partners LLC

Columbus, Ohio

April 15, 2026